Exhibit 99.2

Tri-S Security Corporation Announces New Chief Financial Officer

ATLANTA—(BUSINESS WIRE)—Aug. 15, 2005—Tri-S Security Corporation (NASDAQ:TRIS) (NASDAQ:TRISW), a provider of contract guard services to various Federal government agencies pursuant to long-term contracts, announced today that it has appointed Robert K. Mills as Chief Financial Officer.

Mr. Mills previously served as Chief Financial Officer and Vice President of Administration at Knology, Inc. (NASDAQ:KNOL), a provider of video, voice and data services headquartered in West Point, Georgia. During his tenure at Knology, it grew from $67 million to $211 million in annual revenue with over 1,300 employees in ten cities throughout the United States. While at Knology, Mr. Mills facilitated over $350 million in equity financings, including an initial public offering, several private and public debt transactions and two significant acquisitions.

Prior to joining Knology, Mr. Mills served as Vice President and Treasurer at Powertel, Inc., a wireless telecommunications provider. Mr. Mills joined Powertel during its start-up phase and helped build Powertel to over 2,000 employees with $500 million in annual revenue. Powertel was acquired by Deutsche Telekom AG in 2001 and is now part of the nationwide T-Mobile network.

Mr. Mills is a Certified Public Accountant and served as a Manager at Arthur Andersen, LLP prior to joining Powertel. Mr. Mills earned a Bachelors of Arts in Economics and Art History from Emory University and a Masters in Business Administration from Tulane University.

Ronald Farrell, Chief Executive Officer of the company, said, “I am very pleased to have Rob join our team at Tri-S. He has been a senior officer at entrepreneurial, high-growth businesses since 1994 and will help me build our company organically and through acquisitions. Over the last ten days we have announced the additions of Les Kaciban and Mark Machi to run the operations at our subsidiary, Paragon Systems, Inc., and we have announced Rob as our new Chief Financial Officer. I believe we have assembled a first rate team to pursue our growth strategy.”

Mr. Mills commented, “I enjoy building successful growth companies, particularly developing operating and financial strategies to create shareholder value. I am enthusiastic about our opportunity at Tri-S because we are poised to build a significant business in the security services industry.”

Wayne Stallings resigned from his position of Chief Financial Officer of the company effective August 12, 2005 but will continue to serve the company for a period of time in other capacities.

About Tri-S Corporation

Tri-S Security Corporation provides contract guard services to Federal government agencies pursuant to long term contracts. These guard services include providing uniformed and armed guards for access control, personnel protection, plant security, theft prevention, surveillance, vehicular and foot patrol, crowd control and prevention of sabotage, terrorist and criminal activities. In connection with providing these services, we assume responsibility for a variety of functions, including recruiting, hiring training and supervising security guards deployed to the Federal agencies we serve. We strive to continually improve the protection we provide for their personnel, programs, resources and facilities.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, and other terms with similar meaning indicating potential impact on our business. Although we believe that the assumptions upon which such forward looking statements are based are reasonable, we can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from our projections and expectations are disclosed in our filings with the Securities and Exchange Commission, including the “Risk Factors” section set forth in our Annual Report on Form 10-K for the year ended December 31, 2004. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to their underlying assumptions. We do not undertake to publicly update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise. You may obtain and review our filings with the Securities and Exchange Commissions by visiting http://www.sec.gov.

CONTACT: Tri-S Security Corp., Atlanta Ronald Farrell, 770-625-4945

or

Robert Mills, 770-625-4945

or

Barretto Pacific Corporation

Landon Barretto, 604-669-4164